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For More Information Contact:

ProAssurance	Independent Nevada Doctors Insurance Exchange
Frank B. O’Neil	James C. Hooban
Sr. Vice-President, Corporate Communications & Investor Relations	President
800.282.6242 • 205.877.4461 • foneil@ProAssurance.com	866.940.6526 • 702.697.6402 • james.hooban@ind-insurance.com

Independent Nevada Doctors Insurance Exchange to Merge with ProAssurance

BIRMINGHAM, AL. and LAS VEGAS, NV.  (PR Newswire) – June 27, 2012 – ProAssurance Corporation (NYSE: PRA) announced today that Independent Nevada Doctors Insurance Exchange (IND), a Nevada reciprocal exchange, will become part of ProAssurance through a conversion from a reciprocal to a stock insurance company and simultaneous merger with a ProAssurance subsidiary. Proceeds from the transaction will be paid to eligible IND subscribing policyholders.

IND is the leading writer of Medical Professional Liability (“MPL”) insurance in the state of Nevada, based on 2011 Direct Premiums Written, as reported to the Nevada Division of Insurance. ProAssurance is the fourth largest MPL writer in Nevada, based on these reports.

“We are very pleased that IND will become part of ProAssurance,” said Stan Starnes, the Chairman and Chief Executive Officer of ProAssurance. He added, “ProAssurance has been providing MPL coverage in Nevada since 1993, so we know the market well. We have always been impressed with the quality of IND’s operations and their demonstrated commitment to their physician insureds. Given our shared history of commitment and service, we are confident that IND will be a good fit with the ProAssurance organization.”

The Nevada operations of both companies will be combined into IND’s Las Vegas office under the leadership of IND President James Hooban, who said, “We look forward to being a part of ProAssurance. Their balance sheet strength and broad array of MPL products will allow us to better serve the Nevada market and provide an unparalleled level of locally-based service.”

Dr. Larry Allen, the Chairman of the Subscriber Advisory Committee (SAC) of IND noted the bottom line benefits to current subscribing policyholders, “We are excited about what this means to our insured physicians and those we hope to insure in the future. We are especially pleased that the proceeds from the transaction will reward the subscribers who helped build IND.”

The sponsored conversion will convert IND into a non-public stock company. Simultaneously, IND will be merged with a subsidiary of ProAssurance and ProAssurance will pay cash to eligible subscribers to purchase the IND stock.  ProAssurance is also purchasing IND’s Attorney-in-Fact in a companion transaction.

The Board of Directors of ProAssurance and the SAC for IND have approved the transaction, which now requires that the SAC adopt a Plan of Conversion (Plan) to fulfill the requirements of the transaction. The Plan and the transaction require approvals from IND subscribers and the Nevada Division of Insurance. The transaction is expected to close before the end of 2012. Terms of the transaction are not material to ProAssurance.

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ProAssurance’s legal advisor in the transaction is Burr & Forman, LLP. The financial advisor for IND is Keefe, Bruyette & Woods and IND’s legal advisor is Edwards Wildman Palmer LLP.

Conference Call Information
The IND transaction will be discussed during a conference call on Wednesday, June 27, 2012 at 11:00 am et. Interested investors may dial (877) 723-9502 (toll free) or (719) 325-4810 to participate. The call will be webcast on our website, ProAssurance.com, and on StreetEvents.com. A telephone replay will be available through July 31, 2012 at (888) 203-1112 or (719) 457-0820, using access code 3237401. An internet replay will also be available at ProAssurance.com and StreetEvents.com. A podcast of the call will be available on a free subscription basis through a link on the home page of the ProAssurance website or through Apple’s iTunes.

About ProAssurance
ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past five years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

About Independent Nevada Doctors Insurance Exchange
Independent Nevada Doctors Insurance Exchange (IND) is a professionally-managed reciprocal insurer formed on October 31, 2006 to meet the need for a permanent and solid medical professional insurance organization in Nevada.

Supplemental Information on Independent Nevada Doctors Insurance Exchange, a Nevada reciprocal exchange based in Las Vegas:

Balance Sheet Highlights (STAT data in millions)
	12/31/2011	12/31/2010	12/31/2009
Total Assets	$51.8	$50.6	$47.2
Loss & LAE Reserves	$22.8	$25.6	$25.5
Surplus (Equity)	$19.7	$16.4	$13.7

2009-2011 Income Statement Highlights (STAT data in millions)
	12/31/2011	12/31/2010	12/31/2009
Gross Premiums Written	$12.1	$12.6	$11.5
Net Income	$3.9	$2.4	$1.3

Combined Ratio (STAT data)
	12/31/2009	12/31/2010	12/31/2011
Combined Ratio	57%	81.9%	94.2%

Data Source: IND.
IND Statutory Statements available at: http://www.ind-insurance.com/documents-and-downloads

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Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other similar matters, we are making forward-looking statements.

Risks that could adversely affect the proposed merger of Independent Nevada Doctors Insurance Exchange (IND) into ProAssurance, include but are not limited to the following:

the business of ProAssurance and IND may not be combined successfully, or such combination may take longer to accomplish than expected;
the cost savings from the merger may not be fully realized or may take longer to realize than expected;
operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;
governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;
there may be restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
the subscribers advisory committee of IND may withdraw its recommendation and support a competing acquisition proposal; and
eligible policyholders of IND may fail to approve the merger.

The following important factors are among those that could affect the actual outcome of other future events:

  the expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption, loss of customers, employees and key agents, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities, among other reasons;

general economic conditions, either nationally or in our market areas, that are different thananticipated;
our ability to maintain our dividend payments;
regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;
the enactment or repeal of tort reforms;
formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from or to the private insurance market;
the impact of deflation or inflation;
changes in the interest rate environment;
changes in U.S. laws or government regulations regarding financial markets or market activity that may affect the U.S. economy and our business;
changes in the ability of the U.S. government to meet its obligations that may affect the U.S. economy and our business;
performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

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  changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board;

changes in laws or government regulations affecting medical professional liability insurance or the financial community;
the effects of changes in the healthcare delivery system, including, but not limited to, the Patient Protection and Affordable Care Act;
consolidation of healthcare providers and entities that are more likely to self insure and not purchase medical professional liability insurance;
uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;
the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;
loss of independent agents or brokers;
changes in our organization, compensation and benefit plans;
our ability to retain and recruit senior management;
our ability to purchase reinsurance and collect recoveries from our reinsurers;
assessments from guaranty funds;
our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;
changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;
provisions in our charter documents, Delaware law and state insurance law may impede attempts to replace or remove management or attempts to initiate a takeover;
state insurance restrictions may prohibit assets held by our insurance subsidiaries, including cash and investment securities, from being used for general corporate purposes;
  taxing authorities can take exception to our tax positions and cause us to incur significant amounts of defense costs and, if our defense is not successful, additional tax costs, including interest and penalties; and

insurance market conditions may alter the effectiveness of our current business strategy and affect our revenues.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”